Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 10, 2020 relating to the financial statements of Academy Sports and Outdoors, Inc. appearing in the Prospectus which is part of the Registration Statement No. 333-248683.

/s/ Deloitte & Touche LLP

Houston, Texas

October 1, 2020